                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants of Frigoscandia Holding AB, we hereby consent to the use of our report dated January 28, 1999 included in the ProLogis Trust's Form 10-K for the year ended December 31, 1998. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

Stockholm, March 26, 1999
KPMG